ARTHUR ANDERSEN








                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 4, 2000 and February 17, 2000 for Cavion Technologies, Inc. and May 18, 1999 for LanXtra, Inc. included in this Form 10-KSB, into the Company's previously filed SB-2 File No. 333-80421, SB-2 File No. 333-93929, and S-8 File No. 333-93579.



                                   /s/ Arthur Andersen LLP

Denver, Colorado,
   March 7, 2000.